Second Quarter 2015 Earnings Presentation August 4, 2015

Forward-Looking Statement Forward-Looking Statement Any "forward-looking" statements contained herein, including those relating to market conditions or the Company's financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to the future prospects of the Company and the spin-off of Horizon Global Corporation as independent companies, general economic and currency conditions, various conditions specific to the Company's business and industry, the Company's leverage, liabilities imposed by the Company's debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company's accounting policies, future trends, and other risks that are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. Non-GAAP Financial Measures In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the earnings releases available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks • Successfully completed the tax-free spin-off of Cequent businesses as newly formed company named Horizon Global Corporation • Second quarter sales of approximately $224.9 million – relatively flat year-over-year due to external headwinds • Attained $0.30(1) EPS for the quarter – including a $2.8 million charge to resolve an outstanding legal claim, which approximated $0.04 per share • Focused on mitigating external headwinds • Continued emphasis on margin improvement initiatives 4 Second quarter results consistent with previous guidance – increasing external headwinds impacting second half outlook. (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” “Special Items” are provided in the Appendix.

External Headwinds and Tailwinds Headwinds • Oil and commodity price declines ‒ Drilling and well completion activity ‒ Capex reductions ‒ Resin and specialty steel prices • Distributor inventory de-stocking and consolidation ‒ Aerospace distributors continue to reduce inventory • U.S. West Coast port delay impact – Inventory imbalances as backlog becomes “available” – Increased costs to produce locally • Strength of U.S. dollar – Translation and transaction impacts – Norris and Arrow exports – Imports more competitive • Overall slow macroeconomic growth 5 Tailwinds • Commercial aircraft build rates and backlog • Asia still growing, albeit at lower rates – uncertainty around China Pressure on the top-line and margin – taking actions to mitigate.

Vision and Strategic Priorities VISION To be a trusted global leader in delivering innovative, engineered product solutions to our customers with superior quality, speed and value. 6 Strategies in place to drive increased shareholder value and returns. Be a Workplace of Choice for Great People Drive Profitable Growth Enhance Margins Optimize Resource and Capital Allocations

Key Business Initiatives 7 Profitable Growth Margin Packaging • Reorganize globally to end market focus • Develop new products • Optimize global footprint Aerospace • Leverage one aerospace platform • Develop new products and expand product lines • Improve operational efficiency at all locations Energy • Increase sales of higher margin products • Improve operational efficiency at all locations • Optimize global footprint Engineered Components Cylinders • Increase capacity to support continued growth • Expand product offering and end markets served • Maintain margins through ongoing productivity Engines and Related Products • Build upon broad range of quality products • “Right-size” business to reflect current market demand All • Further implement TriMas Operating System and Lean initiatives Focus on execution – right initiatives in place to achieve profitable growth and increased margins.

Financial Highlights

Second Quarter Summary

TriMas

(Unaudited, excluding Special Items, dollars in millions, except per share amounts)

(from continuing operations)	Q2 2015	Q2 2014	Variance
Revenue	$224.9	$224.7	0.1%
Operating profit	$24.3	$27.7	-12.4%
Operating profit margin	10.8%	12.3%	-150 bps
Income(1)	$13.8	$16.7	-17.7%
Diluted EPS(1)	$0.30	$0.37	-18.9%
Free Cash Flow(2)	$9.4	$16.6	-43.0%
Total debt	$464.0	$362.5	28.0%

- Q2 sales were relatively flat as compared to Q2 2014 – Acquisition and organic sales growth significantly offset by impact of lower oil prices and unfavorable currency exchange
- Q2 operating profit dollars and margin percentage were impacted by a $2.8 million charge to resolve an outstanding legal claim and higher costs related to the West Coast port delays in Energy, and lower fixed cost absorption in Engineered Components
- Q2 Free Cash Flow lower than prior year due to timing of tax payments and change in operating profit
- Total debt increased as compared to Q2 2014 as a result of the Q4 2014 acquisition of Allfast, but lower than year end due to debt pay down resulting from dividend related to spin-off; ended Q2 with leverage ratio of 2.78x

Organic and acquisition growth offset by impact of lower oil prices and unfavorable currency.

(1) *Defined as income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.*

(2) *Free Cash Flow is defined as Net Cash Provided by Operating Activities of Continuing Operations, less Capital Expenditures.*

9

$0.37 $0.30 $(0.04) $(0.07) $0.03 $0.02 $(0.01) 2014 Q2 EPS (1) Energy legal claim Oil price impact Operations (excluding oil) Corporate expenses Interest, taxes & other 2015 Q2 EPS (1) EPS(1) Bridge from Q2 2014 to Q2 2015 10 Impact of low oil prices and challenges in Energy offsetting progress on other margin improvement initiatives. (1) Excludes the impact of “Special Items.” For a detailed reconciliation, excluding “Special Items,” please see the Appendix. • Significant headwinds related to oil prices year-over-year • Q2 2015 included a $2.8 million charge to settle outstanding legal claim • Corporate office lower due to reduced spend in response to macroeconomic challenges

Segment Highlights

Packaging 12 • Sales increased due to the acquisition of Lion Holdings and higher specialty product sales • Sales were impacted by $2.4 million of unfavorable currency exchange • Margin percentage declined slightly due to higher SG&A related to the acquisition and global initiatives Strategies • Launched new brand and reorganized globally to an end market focus to better service customers • Continuing ramp-up of manufacturing capabilities in India and Vietnam • Developing world-class product development team and customer innovation center in India focused on solving customer needs • Implementing continuous pipeline of productivity initiatives to fund growth while maintaining margins Quarterly Commentary (Unaudited, dollars in millions) (1) Operating profit excludes “Special Items” and corporate expense (in calculation of segment contribution). “Special Items” for each period are provided in the Appendix. Q2 YTD 2015 Segment Contribution 37% By Revenue 58% By Operating Profit(1) High growth, high margin business positioned for the future. Financial Snapshot Q2 2015 Q2 2014 Variance Sales $89.6 $86.3 3.9% Operating profit (1) $21.0 $20.5 2.2% Operating profit margin (1) 23.4% 23.8% -40 bps

Aerospace

TriMas

Quarterly Commentary

- Sales increased due to Allfast acquisition completed in Q4 2014 – margins still impacted by purchase accounting adjustments
- Lower demand from distribution channel – inventory de-stocking continues with no improvement expected in back half of 2015
- Continued improvements in manufacturing efficiency with increases in throughput and quality

Strategies

- Integrating and leveraging separate aerospace platforms to better serve customers and enhance margins – launched "TriMas Aerospace" at Paris Airshow in June
- Developing and qualifying additional highly-engineered products for aerospace applications
- Improving manufacturing efficiency and productivity across the businesses

(Unaudited, dollars in millions)

Financial Snapshot	Q2 2015	Q2 2014	Variance
Sales	$43.2	$31.8	*35.8%*
Operating profit [(1)]	$8.1	$5.7	*42.2%*
Operating profit margin [(1)]	*18.6%*	*17.8%*	*80 bps*







Q2 YTD 2015 Segment Contribution

By Revenue


20%

By Operating Profit[(1)]


25%

(1) Operating profit excludes "Special Items" and corporate expense (in calculation of segment contribution). "Special Items" for each period are provided in the Appendix.

Positioning TriMas Aerospace as aerospace fastening system supplier of choice.

13

Energy 14 • Sales decreased due to the impact of lower oil prices on upstream customers, lower sales in China and Brazil due to restructuring, and $1.5 million of unfavorable currency exchange • Headwinds offset sales growth from international branches and new products • Incurred $2.8 million charge to resolve a previous legal claim – margin also negatively impacted by higher sourcing costs related to port delays Strategies • Implement further cost structure reductions and branch consolidation in light of current financial performance • Relocating a portion of Houston manufacturing to Mexico – targeting fourth quarter 2015 • Increase operational efficiency at all locations – achieved labor efficiency gains at the Houston hub facility • Increased focus on sales of more highly-engineered, specialty products (Unaudited, dollars in millions) Q2 YTD 2015 Segment Contribution 23% By Revenue -2% By Operating Profit(1) Quarterly Commentary Assessing broader restructuring of manufacturing footprint and additional cost-out actions to drive margin improvement. Financial Snapshot Q2 2015 Q2 2014 Variance Sales $50.2 $52.3 -4.1% Operating profit (1) -$3.3 $1.7 nm Operating profit margin (1) -6.5% 3.3% nm (1) Operating profit excludes “Special Items” and corporate expense (in calculation of segment contribution). “Special Items” for each period are provided in the Appendix.

Engineered Components

TriMas

Quarterly Commentary

- Norris Cylinder sales and margin levels increased
- Arrow Engine sales decreased more than 60% as a result of lower oil prices – remained profitable by aligning cost structure
- Lower export sales for cylinders due to stronger U.S. dollar

Strategies

- Continue to mitigate top-line pressures with cost reductions at Arrow Engine
- Adding incremental capabilities and capacity for cylinder business
- Expanding engine product lines to diversify and reduce end-market cyclicality

(Unaudited, dollars in millions)

Financial Snapshot	Q2 2015	Q2 2014	Variance
Sales	$42.0	$54.3	*-22.8%*
Operating profit (1)	$6.3	$9.0	*-29.8%*
Operating profit margin (1)	*15.0%*	*16.5%*	*-150 bps*







Q2 YTD 2015 Segment Contribution

By Revenue


20%

By Operating Profit(1)


19%

(1) Operating profit excludes "Special Items" and corporate expense (in calculation of segment contribution). "Special Items" for each period are provided in the Appendix.

Maintain margins at Norris Cylinder, while mitigating risks at Arrow Engine.

15

Segment Performance Summary 16 (Unaudited, excluding Special Items, dollars in millions) Sales Operating Profit Margin(1) (1) Excludes the impact of “Special Items.” For a detailed reconciliation, excluding “Special Items,” please see the Appendix. Q2 2015 Q1 2015 FY 2014 Q2 2014 Packaging $89.6 $79.0 $337.7 $86.3 Aerospace $43.2 $45.7 $121.5 $31.8 Energy $50.2 $51.2 $206.7 $52.3 Engineered Components $42.0 $48.3 $221.4 $54.3 Q2 2015 Q1 2015 FY 2014 Q2 2014 Packaging 23.4% 22.4% 23.9% 23.8% Aerospace 18.6% 19.4% 15.2% 17.8% Energy -6.5% 3.5% 3.1% 3.3% Engineered Components 15.0% 12.5% 15.4% 16.5% Productivity and margin improvement initiatives taking hold despite soft top-line – assessing broader improvement actions in Energy.

Outlook and Summary

2015 Updated Segment Assumptions

TriMas

Segment	Revenue	Margin	Current Commentary
Packaging	• Low single-digit growth after considering 2% to 3% currency headwind	• Maintain 22% to 24% operating margins – trending to low to mid portion of range	• Lower industrial closure volumes impacting top-line and mix • Continued growth investments in Asia
Aerospace	• Growth of 45% to 50% due to Allfast acquisition • Major distributors overstocked	• Full year operating profit margins of 18% to 20% • Operational efficiencies offset by lower distribution orders	• Lower sales through distribution impacting top-line and mix
Energy	• Down low to mid single-digits due to impact of lower oil prices on upstream volume, reduced refinery capex spending and currency headwind	• Low single-digit operating profit margin due to lower volume, port strike cost impact and settlement of legal claim	• Assessing broader restructuring of manufacturing footprint and additional cost-out actions • Achieving labor efficiency gains at Houston hub
Engineered Components	• Lower oil prices reducing Arrow revenue more than expected; ~ 50% to 60% • GDP growth for Norris, offset by lower exports due to stronger U.S. dollar	• Operating profit margin in 10% to 12% range • Margin headwind due to lower oil prices	• Mitigating Arrow top-line pressure with cost reductions • Expected Arrow back half volume shortfall challenges margins • Norris maintains margin levels due to productivity gains

Increasing external headwinds in second half expected to continue to pressure revenue growth and product mix – focus on margin improvement initiatives.

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2015 Outlook

TriMas

From Continuing Operations		Updated TriMas Full Year Outlook *as of 8/4/15*	Comments
Sales Growth	Organic	3% to 4%	• Organic initiatives on track
	Acquisitions	6% to 7%	• Acquisition percentage increases post spin-off
	Oil Price Decline	~ (7.5%)	• Impact of declining oil prices worsened
	Currency	~ (1%)	• Currency impact is less post spin-off
		0% to 2%	
Earnings Per Share, diluted[1]		$1.15 to $1.25	• Result of spin-off • Many margin initiatives taking hold • Impact of lower oil prices • Energy margin improvement initiatives require more time • Mix impact of some top-line pressure in Packaging and Aerospace
Free Cash Flow[2]		$30 to $35 million	• Result of spin-off • Managing working capital and capital expenditures consistent with environment

Updated 2015 outlook post spin-off of Cequent.

[1] Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items."
[2] Defined as Net Cash Provided by Operating Activities of Continuing Operations, less Capital Expenditures.

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2015 Outlook – Additional Assumptions

TriMas

	Full Year Outlook as of 8/4/15	Comments
Interest expense	~ $15 to $16 million	• Dividend from spin used to reduce debt
Capital expenditures	~ 3% to 4% of sales	• Continuing to invest in growth businesses
Tax rate	~ 30% to 32%	• Income more heavily weighted toward North America • Q3 tax rate is expected to be favorably impacted by one-time item
Corporate expense	~ 4% of sales	• Spend consistent with first half as TriMas is providing transition services for Horizon Global; targeting 3% over time

Providing updated guidance given the significant impact of the Cequent spin-off.

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Bridge to Updated EPS Outlook Post Spin-off 21 (1) See Company’s First Quarter Earnings Presentation dated April 28, 2015. (2) See Appendix for calculation for estimate of EPS related to Cequent businesses and interest savings in cash dividend received in the spin-off. (3) Based on 2015 Engine business revenue guidance update from 35-45% reduction in April 2015 to 50-60% reduction in August 2015. (4) Includes impact of lower sales from upstream customers due to lower oil prices, manufacturing inefficiencies due to U.S. West Coast port strike, delays in project to move production to new facility in Mexico and resolution of a legal claim. (5) Considers updated guidance for packaging, aerospace and cylinder business, as well as corporate expenses, interest and other expenses. All amounts based on management estimates • Change in guidance primarily related to spin-off of Cequent businesses; approximately $0.75 EPS net impact • Oil prices are lower than in April 2015, and expected to continue at low levels, further pressuring engine business profitability • Assessing additional restructuring and cost actions given profitability of energy business • Net favorability from cylinder business and corporate office and other expense reductions more than offsetting slight headwinds in packaging and aerospace businesses

Financial Targets – 3 Year Horizon Grow Packaging and Aerospace sales 2x other businesses; improve Aerospace and Energy margins to historical levels. Segment Target Revenue Growth Target Operating Profit Margin Packaging • Mid single-digit organic growth, complemented by acquisitions 22% – 24% Aerospace • Mid-to-high single-digit organic growth, complemented by acquisitions 24% – 26% Energy • GDP+ organic growth 10% – 12% Engineered Components • GDP+ organic growth 14% – 16% Corporate • N/A < 3% of Sales Key Assumptions: • No economic recession • Real GDP 1.5% - 2.5% • Currency rates held constant at Q1 2015 rates • Oil price and rig counts rise to 2014 levels by 2018 • Corporate excludes non- cash long-term equity incentive expense 22

Summary • Operational initiatives – Focus on margins in all businesses – Energy and Aerospace are highest priority – Mitigate external headwinds – Capitalize on profitable growth opportunities • Portfolio management – Continue to simplify – willing to exit lower margin products and geographies – Consider opportunistic and value-accretive acquisitions – focus M&A on Packaging and Aerospace • Capital allocation – Focus on investments with highest returns – Continue to reduce leverage in shorter-term • Governance and compensation – Align compensation with value drivers – Maintain transparency, high compliance and ethical standards 23 Firm understanding of the challenges and external factors – focused on execution for remainder of 2015 and beyond.

Questions and Answers

Appendix

Condensed Consolidated Balance Sheet

TriMas

(Dollars in thousands)

	June 30, 2015 (unaudited)	December 31, 2014
Assets		
Current assets:		
Cash and cash equivalents	$ 26,170	$ 24,420
Receivables, net	140,150	132,800
Inventories	179,670	171,260
Deferred income taxes	24,030	24,030
Prepaid expenses and other current assets	18,850	8,690
Current assets, discontinued operations	-	197,420
Total current assets	388,870	558,620
Property and equipment, net	176,970	177,470
Goodwill	457,720	460,080
Other intangibles, net	286,700	297,420
Other assets	24,750	27,960
Non-current assets, discontinued operations	-	140,200
Total assets	$ 1,335,010	$ 1,661,750
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 10,460	$ 23,400
Accounts payable	106,380	103,510
Accrued liabilities	59,850	63,110
Current liabilities, discontinued operations	-	119,900
Total current liabilities	176,690	309,920
Long-term debt	453,490	615,170
Deferred income taxes	46,130	46,320
Other long-term liabilities	56,560	64,450
Non-current liabilities, discontinued operations	-	35,260
Total liabilities	732,870	1,071,120
Total shareholders' equity	602,140	590,630
Total liabilities and shareholders' equity	$ 1,335,010	$ 1,661,750

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Consolidated Statement of Income

TriMas

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended June 30, 2015	Three months ended June 30, 2014	Six months ended June 30, 2015	Six months ended June 30, 2014
Net sales	$ 224,900	$ 224,710	$ 449,030	$ 441,540
Cost of sales	(163,180)	(161,950)	(324,390)	(318,340)
Gross profit	61,720	62,760	124,640	123,200
Selling, general and administrative expenses	(42,510)	(37,390)	(82,410)	(73,720)
Operating profit	19,210	25,370	42,230	49,480
Other expense, net:				
Interest expense	(3,720)	(2,120)	(7,170)	(4,230)
Debt financing and extinguishment costs	(1,970)	-	(1,970)	-
Other expense, net	(290)	(1,380)	(1,610)	(1,720)
Other expense, net	(5,980)	(3,500)	(10,750)	(5,950)
Income from continuing operations before income tax expense	13,230	21,870	31,480	43,530
Income tax expense	(4,740)	(7,430)	(11,050)	(15,400)
Income from continuing operations	8,490	14,440	20,430	28,130
Income (loss) from discontinued operations, net of tax	(6,780)	11,760	(4,740)	17,450
Net income	1,710	26,200	15,690	45,580
Less: Net income attributable to noncontrolling interests	-	-	-	810
Net income attributable to TriMas Corporation	$ 1,710	$ 26,200	$ 15,690	$ 44,770
Earnings per share attributable to TriMas Corporation - basic:				
Continuing operations	$ 0.19	$ 0.32	$ 0.45	$ 0.61
Discontinued operations	(0.15)	0.26	(0.10)	0.39
Net income per share	$ 0.04	$ 0.58	$ 0.35	$ 1.00
Weighted average common shares - basic	45,150,827	44,901,090	45,074,394	44,834,842
Earnings per share attributable to TriMas Corporation - diluted:				
Continuing operations	$ 0.19	$ 0.32	$ 0.45	$ 0.60
Discontinued operations	(0.15)	0.26	(0.10)	0.39
Net income per share	$ 0.04	$ 0.58	$ 0.35	$ 0.99
Weighted average common shares - diluted	45,418,907	45,230,862	45,409,875	45,208,488

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Consolidated Statement of Cash Flow

TriMas

(Unaudited, dollars in thousands)

	Six months ended June 30, 2015	Six months ended June 30, 2014
Cash Flows from Operating Activities:		
Net income	$ 15,690	$ 45,580
Income (loss) from discontinued operations	(4,740)	17,450
Income from continuing operations	20,430	28,130
Adjustments to reconcile net income to net cash provided by operating activities:		
Loss on dispositions of property and equipment	300	180
Depreciation	10,830	10,380
Amortization of intangible assets	10,580	7,180
Amortization of debt issue costs	1,020	960
Deferred income taxes	(250)	(3,110)
Non-cash compensation expense	2,870	4,190
Excess tax benefits from stock based compensation	(270)	(1,030)
Debt financing and extinguishment costs	1,970	-
Increase in receivables	(8,930)	(22,370)
(Increase) decrease in inventories	(9,210)	2,030
Decrease in prepaid expenses and other assets	510	1,380
Increase (decrease) in accounts payable and accrued liabilities	(8,550)	10,750
Other, net	(820)	560
Net cash provided by operating activities of continuing operations	20,480	39,230
Net cash used for operating activities of discontinued operations	(14,030)	(16,240)
Net cash provided by operating activities	6,450	22,990
Cash Flows from Investing Activities:		
Capital expenditures	(12,890)	(12,940)
Net proceeds from disposition of assets	690	40
Net cash used for investing activities of continuing operations	(12,200)	(12,900)
Net cash used for investing activities of discontinued operations	(2,510)	(7,350)
Net cash used for investing activities	(14,710)	(20,250)
Cash Flows from Financing Activities:		
Proceeds from borrowings on term loan facilities	275,000	-
Repayments of borrowings on term loan facilities	(441,360)	(4,440)
Proceeds from borrowings on revolving credit and accounts receivable facilities	697,890	552,110
Repayments of borrowings on revolving credit and accounts receivable facilities	(703,390)	(489,310)
Payments for deferred purchase price	(5,710)	-
Debt financing fees	(1,850)	-
Distributions to noncontrolling interests	-	(580)
Payment for noncontrolling interests	-	(51,000)
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(2,620)	(2,740)
Proceeds from exercise of stock options	430	430
Excess tax benefits from stock based compensation	270	1,030
Cash transferred to the Cequent businesses	(17,050)	-
Net cash provided by (used for) financing activities of continuing operations	(198,390)	5,500
Net cash provided by financing activities of discontinued operations	208,400	3,140
Net cash provided by financing activities	10,010	8,640
Cash and Cash Equivalents:		
Net increase for the period	1,750	11,380
At beginning of period	24,420	27,000
At end of period	$ 26,170	$ 38,380
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 9,690	$ 5,550
Cash paid for taxes	$ 17,390	$ 10,740

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Company and Business Segment Financial Information

TriMas

(Unaudited, dollars in thousands, from continuing operations)

	Three months ended June 30, 2015	Three months ended June 30, 2014	Six months ended June 30, 2015	Six months ended June 30, 2014
Packaging				
Net sales	$ 89,580	$ 86,250	$ 168,540	$ 167,680
Operating profit	$ 20,710	$ 20,540	$ 38,220	$ 38,900
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 280	$ -	$ 430	$ -
Excluding Special Items, operating profit would have been	$ 20,990	$ 20,540	$ 38,650	$ 38,900
Aerospace				
Net sales	$ 43,220	$ 31,820	$ 88,960	$ 59,010
Operating profit	$ 7,220	$ 5,660	$ 15,300	$ 10,520
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 830	$ -	$ 1,620	$ -
Excluding Special Items, operating profit would have been	$ 8,050	$ 5,660	$ 16,920	$ 10,520
Energy				
Net sales	$ 50,150	$ 52,320	$ 101,310	$ 105,100
Operating profit (loss)	$ (7,170)	$ (630)	$ (6,830)	$ 1,970
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 3,910	$ 2,350	$ 5,340	$ 2,350
Excluding Special Items, operating profit (loss) would have been	$ (3,260)	$ 1,720	$ (1,490)	$ 4,320
Engineered Components				
Net sales	$ 41,950	$ 54,320	$ 90,220	$ 109,750
Operating profit	$ 6,220	$ 8,950	$ 12,190	$ 16,830
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 60	$ -	$ 140	$ -
Excluding Special Items, operating profit would have been	$ 6,280	$ 8,950	$ 12,330	$ 16,830
Corporate Expense				
Operating loss	$ (7,770)	$ (9,150)	$ (16,650)	$ (18,740)
Total Continuing Operations				
Net sales	$ 224,900	$ 224,710	$ 449,030	$ 441,540
Operating profit	$ 19,210	$ 25,370	$ 42,230	$ 49,480
Total Special Items to consider in evaluating operating profit	$ 5,080	$ 2,350	$ 7,530	$ 2,350
Excluding Special Items, operating profit would have been	$ 24,290	$ 27,720	$ 49,760	$ 51,830

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Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

TriMas

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended June 30, 2015	Three months ended June 30, 2014	Six months ended June 30, 2015	Six months ended June 30, 2014
Income from continuing operations, as reported	$ 8,490	$ 14,440	$ 20,430	$ 28,130
Less: Net income attributable to noncontrolling interests	-	-	-	810
Income from continuing operations attributable to TriMas Corporation	8,490	14,440	20,430	27,320
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:				
Severance and business restructuring costs	4,030	2,270	5,930	2,270
Debt extinguishment costs	1,240	-	1,240	-
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 13,760	$ 16,710	$ 27,600	$ 29,590

	Three months ended June 30, 2015	Three months ended June 30, 2014	Six months ended June 30, 2015	Six months ended June 30, 2014
Diluted earnings per share from continuing operations attributable to TriMas Corporation, as reported	$ 0.19	$ 0.32	$ 0.45	$ 0.60
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Severance and business restructuring costs	$ 0.08	0.05	0.13	0.05
Debt extinguishment costs	$ 0.03	-	0.03	-
Excluding Special Items, EPS from continuing operations would have been	$ 0.30	$ 0.37	$ 0.61	$ 0.65
Weighted-average shares outstanding	45,418,907	45,230,862	45,409,875	45,208,488

	Three months ended June 30, 2015	Three months ended June 30, 2014	Six months ended June 30, 2015	Six months ended June 30, 2014
Operating profit from continuing operations (excluding Special Items)	$ 24,290	$ 27,720	$ 49,760	$ 51,830
Corporate expenses (excluding Special Items)	7,770	9,150	16,650	18,740
Segment operating profit (excluding Special Items)	$ 32,060	$ 36,870	$ 66,410	$ 70,570
Segment operating profit margin (excluding Special Items)	14.3%	16.4%	14.8%	16.0%

	Three months ended June 30, 2015	Three months ended June 30, 2014	Six months ended June 30, 2015	Six months ended June 30, 2014
Net cash provided by Operating Activities of continuing operations	$ 16,640	$ 24,250	$ 20,480	$ 39,230
Less: Capital expenditures of continuing operations	(7,200)	(7,700)	(12,890)	(12,940)
Free Cash Flow of continuing operations	$ 9,440	$ 16,550	$ 7,590	$ 26,290

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Estimated 2015 Cequent-related Operating EPS

TriMas

(Amount in thousands, except per share amounts)

Cequent operating profit (excluding Special Items) for the year ended December 31, 2014[1]	$	43,390		
Guidance of 100 basis point margin improvement on $612M of net sales in 2015[1]		6,120		
Expected 2015 Cequent operating profit excluding any assumptions for sales growth		49,510		
Cequent 2014 income tax rate[2]		25.4%		
Estimated 2015 Cequent net income		36,910		
Weighted average shares outstanding for the year ended December 31, 2014		45,269		
Estimated 2015 EPS from Cequent operations			$	0.82
Cash distribution received from Horizon	$	214,500		
Estimated interest rate[3]		2.0%		
Interest savings resulting from debt paydown		4,290		
TriMas 2014 income tax rate[4]		26.8%		
Expected 2015 net income from interest savings		3,140		
Weighted average shares outstanding for the year ended December 31, 2014		45,269		
Estimated EPS impact of Horizon cash distribution			$	0.07
Estimated 2015 net EPS impact of Cequent			$	0.75

(1) As presented in the TriMas Fourth Quarter Earnings Presentation dated February 25, 2015.
(2) As per the Horizon Global Registration Statement filed on June 22, 2015.
(3) TriMas approximate effective interest rate as of June 30, 2015.
(4) As per the TriMas 2014 10-K filed February 26, 2015.

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Current Debt Structure

TriMas

(Unaudited, dollars in thousands)

	June 30, 2015		December 31, 2014	
Cash and Cash Equivalents	$	26,170	$	24,420
Credit Agreement		403,280		559,530
Receivables facility and other		60,670		79,040
		463,950		638,570
Total Debt	$	463,950	$	638,570
Key Ratios:				
Bank LTM EBITDA	$	169,830	$	243,610
Interest Coverage Ratio		13.99 x		13.02 x
Leverage Ratio		2.78 x		2.71 x
Bank Covenants:				
Minimum Interest Coverage Ratio		3.00 x		3.00 x
Maximum Leverage Ratio		3.50 x		3.50 x

As of June 30, 2015, TriMas had $149.2 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

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LTM Bank EBITDA as Defined in Credit Agreement

TriMas

(Unaudited, dollars in thousands)

Net income for the twelve months ended June 30, 2015	$	39,390
Interest expense		12,530
Income tax expense		19,630
Depreciation and amortization		41,280
Non-cash compensation expense		5,790
Other non-cash expenses or losses		15,390
Non-recurring expenses or costs relating to cost saving projects		9,310
Acquisition integration costs		8,190
Debt extinguishment costs		5,330
Permitted dispositions		2,780
Permitted acquisitions		8,450
Negative EBITDA from discontinued operations		1,760
Bank EBITDA - LTM Ended June 30, 2015 [1]	$	169,830

[1] As defined in the Credit Agreement dated June 30, 2015.

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